UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        April 6, 2009
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on April 1, 2009, inTEST Corporation (the "Company") filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") regarding the late filing of its Annual Report on Form 10-K (the "Annual Report") for the year ended December 31, 2008. As a result of this filing, on April 6, 2009, the Company received a NASDAQ Staff Deficiency Letter (the "Letter") indicating that the Company no longer complies with Marketplace Rule 4310(c)(14) for continued listing. The Letter stated that, under the Marketplace Rules, the Company has 60 calendar days to submit a plan to regain compliance, and that if the plan is accepted, NASDAQ can grant the Company an exception of up to 180 calendar days from the filing's due date to regain compliance. The Company anticipates that it will file the Annual Report prior to the 60 calendar day deadline for submitting a compliance plan, or June 5, 2009.

On April 9, 2009 the Company issued a press release announcing receipt of the Letter. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

A list of the Exhibits which are required by Item 601 of Regulation S-K and filed with this Report is set forth in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   April 9, 2009

Exhibit Index

99.1  Press Release, dated April 9, 2009